                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ADVANTICA RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       (ADVANTICA RESTAURANT GROUP LOGO)

                              203 East Main Street
                       Spartanburg, South Carolina 29319

                                                                   April 8, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, May 22, 2002, at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia. If you plan to attend, we ask that you please (1) detach, sign and return the self-addressed, postage prepaid Attendance Card, and (2) detach and bring with you to the meeting the Admittance Card. These cards are attached together and enclosed with the proxy.

     The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

     Whether or not you attend in person, IT IS IMPORTANT your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.

                          On Behalf of the Board of Directors,

                          Sincerely,

                          /s/ Charles F. Moran
                          CHARLES F. MORAN
                          Chairman

                       (ADVANTICA RESTAURANT GROUP LOGO)

                         -----------------------------
                               NOTICE OF MEETING
                          ----------------------------

                                                                 Spartanburg, SC
                                                                   April 8, 2002

     The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia on Wednesday, May 22, 2002 at 9:00 a.m. for the following purposes as described in the accompanying Proxy Statement:

     1. To elect seven (7) directors.

     2. To consider and vote upon a proposal to ratify the Board of Directors' selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries for the year 2002.

     3. To consider and vote upon a proposal to approve Advantica's 2002 Incentive Program for employees.

     4. To consider and vote upon a proposal to approve the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives.

     5. To transact such other business as may properly come before the meeting.

     Only holders of record of Advantica's common stock at the close of business on March 26, 2002 will be entitled to notice of, and to vote at, this meeting.

     Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      /s/ Rhonda J. Parish
                                      RHONDA J. PARISH
                                      Executive Vice President, General Counsel
                                      and Secretary

                       (ADVANTICA RESTAURANT GROUP LOGO)
                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                                                                   April 8, 2002

                                    GENERAL

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advantica Restaurant Group, Inc., a Delaware corporation, ("Advantica"), for use at the Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 22, 2002, at 9:00 a.m. at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned prior to the meeting, and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Advantica, either at the Annual Meeting or prior to the meeting date at the Company's executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

STOCKHOLDER VOTING

     Only holders of record of common stock of Advantica, par value $.01 per share (the "Common Stock") as of the close of business on March 26, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder on or about April 10, 2002.

     As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 40,271,410 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share and a quorum, a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying notice will become effective by majority vote. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached but will not be counted in determining the number of shares voted "for" any director-nominee or "for" any proposal.

     Proxies in the accompanying form, properly executed and duly returned and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked, will be voted at the Annual Meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (i) in favor of the seven (7) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries for the year 2002, (iii) in favor of the proposal to approve Advantica's 2002 Incentive Program for the Company's employees, and
(iv) in favor of the proposal to approve the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives. If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

ADVANTICA 401(k) PLAN PARTICIPANT VOTING

     Under the Advantica 401(k) Plans (the "Plans"), shares of Common Stock attributable to certain plan participants who have selected the Advantica stock fund investment option under the Plans will be voted by the Plan Trustee in accordance with the employee's instructions and, absent such instructions, in accordance with the instruction of the Plan Administrator (a Board-appointed committee responsible for the administration of the Plans).

EQUITY SECURITY OWNERSHIP

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 2002, the beneficial ownership of Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares.

                                                                AMOUNT AND NATURE OF     PERCENTAGE OF
                                                                BENEFICIAL OWNERSHIP        COMMON
NAME AND ADDRESS                                              OF OUTSTANDING SHARES(1)       STOCK
----------------                                              ------------------------   -------------
Oaktree Capital Management, LLC
  (and related entities)("Oaktree")
  333 South Grand Avenue, 28th Floor
  Los Angeles, CA 90071.....................................         5,746,916               14.3
Gotham Partners, L.P.
  (and related entities)("Gotham")
  110 East 42nd Street, 18th Floor
  New York, NY 10017........................................         5,645,473               14.0
Lloyd I. Miller, III
  (and related entities)
  4550 Gordon Drive
  Naples, FL 34102..........................................         5,136,534(2)            12.8
Aspen Advisors, LLC
  (and related entities)("Aspen")
  152 W. 57th Street, 46th Floor
  New York, NY 10019........................................         4,613,325               11.5
George W. Haywood
  642 Second Street
  Brooklyn, NY 11215........................................         3,455,700                8.6
CNA Financial Corporation
  (and related entities)("CNA")
  CNA Plaza
  Chicago, IL 60685.........................................         3,225,087                8.0
Maurice A. Halperin
  17890 Deauville Lane
  Boca Raton, FL 33496......................................         2,518,902                6.2
The PNC Financial Services Group, Inc.
  (and related entities)("PNC")
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA 15222-2707.................................         2,148,258                5.3

---------------

(1) Shares shown as beneficially owned by Oaktree, Gotham, Aspen, Mr. Haywood, CNA, Mr. Halperin and PNC and their related entities are as reported on the latest Schedule 13G filing by each such stockholder. The filings for Mr. Haywood, Mr. Halperin, Gotham and Oaktree reflect that each has sole voting and investment power with respect to those shares reported as beneficially owned. Filings for Aspen and CNA reflect that each such stockholder has shared voting and investment power with respect to those shares reported as beneficially owned. Shares shown as beneficially owned by PNC represent shares held in trusts for which PNC serves as trustee. With respect to these shares, Mr. Miller has sole investment power and both PNC and Mr. Miller have shared voting power. These shares are also reflected in the share totals for Mr. Miller as being beneficially owned by him. The shares shown as beneficially owned by Mr. Halperin include 313,523 shares of common stock which Mr. Halperin has the right to acquire through the exercise of warrants to purchase Common Stock.

(2) Shares shown as beneficially owned by Lloyd I. Miller, III are as reported to us by Mr. Miller. Such shares include 5,000 shares of common stock which he has the right to acquire through the exercise of stock options within 60 days of March 31, 2002. We believe, based on the information provided to us by Mr. Miller, that he has sole voting and investment power with respect to 2,958,276 shares and shared voting and investment power with respect to 2,178,258 shares.

                                   MANAGEMENT

     The following table sets forth, as of March 31, 2002 except as noted, the beneficial ownership of Common Stock by: (i) each member of the Board of Directors of Advantica (with the exception of director Lloyd I. Miller, III whose Common Stock ownership is reflected under "--Principal Stockholders" above), (ii) each executive officer of the Company included in the Summary Compensation Table on page 15, and (iii) all directors and executive officers of Advantica as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                        PERCENTAGE OF
                                                               AMOUNT AND NATURE OF        COMMON
NAME                                                          BENEFICIAL OWNERSHIP(1)       STOCK
----                                                          -----------------------   -------------
Vera K. Farris..............................................            41,568                 *
Nelson J. Marchioli.........................................           666,666               1.6
Robert E. Marks.............................................            51,568                 *
Charles F. Moran............................................            47,568                 *
Elizabeth A. Sanders........................................            43,568                 *
Donald R. Shepherd..........................................            60,568                 *
Rhonda J. Parish............................................           189,000                 *
Andrew F. Green.............................................           131,700                 *
Janis S. Emplit.............................................           138,500                 *
Linda G. Traylor............................................            90,000                 *
James B. Adamson............................................           400,000(2)              *
Ronald B. Hutchison.........................................           202,000(2)              *
James W. Lyons..............................................           150,000(2)              *
All current directors and executive officers as a group (18
  persons)..................................................         6,733,173(3)           16.1

---------------
* less than one (1) percent.

(1) The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the right to acquire (within sixty (60) days of March 31, 2002) through the exercise of stock options: (i) Mss. Farris and Sanders and Messrs. Marks, Moran and Shepherd (11,000 shares each), (ii) Mr. Marchioli (666,666 shares), (iii) Ms. Parish (187,500 shares), (iv) Mr. Green (130,000 shares), (v) Ms. Emplit (137,500 shares), (vi) Ms. Traylor (90,000 shares), and (vii) all current directors and executive officers as a group (6,733,173 shares).

(2) Shares shown as beneficially owned by Messrs. Adamson, Hutchison and Lyons are as of their respective termination dates in 2001 from the Company of December 21, October 31 and December 13, respectively. Such shares include shares of Common Stock which such individuals had the right to acquire (within sixty (60) days of their respective termination dates) through the exercise of stock options: (i) Mr Adamson (200,000 shares), (ii) Mr. Hutchison (200,000 shares) and (iii) Mr. Lyons (140,000 shares).

(3) Includes shares beneficially owned by Lloyd I. Miller, III.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF ADVANTICA

     Pursuant to Advantica's Bylaws, the Board has set at seven (7) the number of directors to constitute the Board of Directors of Advantica. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of seven (7) nominees to the Board of Directors of Advantica. These nominees are: Vera K. Farris, Nelson J. Marchioli, Robert E. Marks, Lloyd I. Miller, III, Charles F. Moran, Elizabeth A. Sanders and Donald
R. Shepherd, each of whom has consented to serve and will serve as a director of Advantica, if elected, until the 2003 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Advantica's Restated Certificate of Incorporation and Bylaws, each as amended. Each nominee currently serves as a director.

     If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Advantica's Restated Certificate of Incorporation and Bylaws. Holders of Common Stock voting by proxy may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card or, if voting by telephone or the Internet, by following the instructions provided in connection therewith.

     The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices, or employments for at least the past five years, of each director and nominee to the Board of Directors of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

                                    CURRENT PRINCIPAL OCCUPATION OR
NAME                          AGE   EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
----                          ---   ------------------------------------------------------------
Vera K. Farris                61    Director of Advantica; President of The Richard Stockton
                                    College of New Jersey (1983-present); Director of National
                                    Utilities Investors, Inc. and FRD Acquisition Co.
Nelson J. Marchioli           52    Chief Executive Officer and President of Advantica and
                                    Denny's (February 2001-present); President of El Pollo Loco,
                                    Inc. (1997-February 2001); Executive Vice President and
                                    Chief Operating Officer of Bruegger's Corporation
                                    (1996-1997); Senior Vice President of Worldwide Supply for
                                    Burger King Corporation (1995-1996); Director of FRD
                                    Acquisition Co.
Robert E. Marks               50    Director of Advantica; President of Marks Ventures, Inc., a
                                    private equity investment firm (1994-present); Managing
                                    Director of Carl Marks & Co., Inc. (1982-1994); Director of
                                    Soluol Chemical Co., Inc., Brandrud Furniture Company and
                                    FRD Acquisition Co.
Lloyd I. Miller, III          47    Director of Advantica; Registered Investment Advisor
                                    (1990-present); Director of Aldila, Inc. and FRD Acquisition
                                    Co.
Charles F. Moran              72    Chairman of Advantica; Retired; Senior Vice President of
                                    Administration of Sears, Roebuck and Co., (1989-1993);
                                    Senior Vice President and Chief Information Officer of
                                    Sears, Roebuck and Co. (1988-1989); Director of FRD
                                    Acquisition Co.
Elizabeth A. Sanders          56    Director of Advantica; Principal of The Sanders Partnership,
                                    a consulting firm (1990 - present); Vice President and
                                    General Manager of Nordstrom, Inc. (1981-1990); Director of
                                    Washington Mutual, Inc., Wal-Mart Stores, Inc., Wellpoint
                                    Health Networks, Inc., Wolverine Worldwide, Inc. and FRD
                                    Acquisition Co.
Donald R. Shepherd            65    Director of Advantica; Retired; Chairman of Loomis, Sayles &
                                    Company, L.P., an investment management firm (1992-1995);
                                    Chief Executive Officer and Chief Investment Officer of
                                    Loomis Sayles & Company, L.P. (1990-1995); Director of
                                    Seabulk International, Inc. and FRD Acquisition Co.

     In early 1997, the Company determined, in light of operating trends and the Company's liquidity and capital needs, to recapitalize the Company's enterprise over the long-term through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). In that regard, Flagstar Companies, Inc. ("FCI") and Flagstar Corporation ("Flagstar"), predecessor corporations of Advantica, commenced a voluntary Chapter 11 proceeding (the "Chapter 11 Proceeding") on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the "Bankruptcy Court"). A joint plan of reorganization (the "Plan of Reorganization") was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the "Effective Date"). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, FCI changed its name to Advantica Restaurant Group, Inc., FCI's $.50 par value common stock (the "Old Common Stock") was cancelled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debtholders of Flagstar.

     Additionally, on the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the Board of Directors of Advantica. This new slate of directors included Messrs. Marks, Moran and Shepherd. Also elected as directors were Mss. Farris and Sanders who had served on the boards of FCI and Flagstar.

Additionally, Mr. Marchioli and Ms. Parish served the Company as executive officers during the Chapter 11 Proceeding.

     On February 14, 2001, FRD Acquisition Co. ("FRD"), a wholly owned subsidiary of Advantica, filed a voluntary petition under Chapter 11 of the Bankruptcy Code to facilitate the divestiture of its Coco's and Carrows brands and to preserve their going concern value. Ms. Parish and Mr. Green are currently, and Ms. Parish was on the filing date of the Chapter 11 proceeding, executive officers of FRD.

COMMITTEES OF THE BOARD OF DIRECTORS, LEAD DIRECTOR DESIGNATION AND MEETINGS

     There are two standing committees of the Board of Directors of Advantica, the Audit and Finance Committee and the Compensation and Incentives Committee. The Audit and Finance Committee currently consists of Messrs. Marks and Moran, with Mr. Marks serving as Chairman. The third member of this committee, James J. Gaffney, served on the committee throughout 2001 and a portion of 2002 until his resignation from the Board of Directors effective February 28, 2002. The Company intends to fill this position on the committee at the Board's next regularly scheduled meeting in May. The Compensation and Incentives Committee is comprised of Mss. Farris and Sanders and Messrs. Shepherd and Miller, with Mr. Shepherd serving as Chairman. Set forth below is a summary of the principal functions of each committee and certain required Audit Committee disclosures.

          AUDIT AND FINANCE COMMITTEE. The Audit and Finance Committee (the "Audit Committee"), which held six meetings in 2001, recommends the appointment of the Company's outside auditors and monitors and evaluates such auditors' independence and performance, reviews the planned scope of the annual audit, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of the management in connection therewith, reviews with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission (the "SEC") and matters related thereto, reviews the adequacy of the Audit Committee's Charter on an annual basis and performs such other functions and exercises such other powers as the Board from time to time may determine. For a complete description of the Audit Committee's powers, duties and responsibilities see the charter of the Audit Committee attached to last year's proxy statement.

          Each member of the Audit Committee meets the definition of independence as set forth under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. Additionally, on May 24, 2000 the Board of Directors of Advantica adopted and approved a written charter for the Audit Committee, a copy of which is attached as an appendix to last year's proxy statement. Additionally, see page 12 for the Audit Committee Report for the fiscal year ended December 26, 2001.

          COMPENSATION AND INCENTIVES COMMITTEE. The Compensation and Incentives Committee (the "Compensation Committee"), approves and administers the compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's stock option plans and such other similar plans as may from time to time be adopted by the Company, reviews and recommends candidates for election to the Board, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In 2001, the Committee held four meetings.

     The Company currently has no standing nominating committee; however, the Board has delegated to the Compensation Committee the responsibility of reviewing and recommending to the Board candidates for service on Advantica's Board of Directors. The Compensation Committee will consider nominees recommended by stockholders. Such recommendations should be sent to the Secretary of Advantica at the Company's corporate office in Spartanburg, South Carolina.

     In addition to the above mentioned committee assignments, the Board in January 1999 elected to appoint from among members of the Board a Lead Director. The Lead Director role was designed to generally include regularly meeting by telephone with the Chief Executive Officer to discuss the financial and operational status of the Company and generally staying abreast of Company issues in a more in-depth manner than required of other board members. Ms. Sanders served as Lead Director for years 1999 and 2000 and Mr. Marks served as Lead Director during 2001. With Mr. Adamson's planned retirement effective at the end of 2001, Mr. Moran was appointed, at that time, to the position of the Chairman of the Company's Board of Directors. As a consequence of Mr. Moran's appointment, given the fact that he is an "outside" director, the Board deemed that there was no current need to designate a Lead Director.

     During 2001, there were eight meetings of the Board of Directors of Advantica. Each director of Advantica attended at least 75% of the meetings of the Board of Directors of Advantica (and, as applicable, committees thereof) during 2001.

COMPENSATION OF DIRECTORS

     Each director of Advantica other than Mr. Marchioli receives the following compensation: (i) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (ii) an annual restricted stock retainer (the size of such award determined annually by the Compensation Committee) with a requirement that the restricted stock be held until the director resigns or retires from the Board (historically the size of award has been based upon a value of $10,000 as of the date of grant) and (iii) a stock option grant every three (3) years (6,000 shares were granted in 1998 and 15,000 shares were granted in 2001). Such options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition to the above described compensation the Lead Director for the year 2001 received $70,000 on an annualized basis for his service as lead director. For 2002 the Chairman will receive $100,000, and the chairmen of the Audit Committee and the Compensation Committee each receive additional compensation of $10,000 annually for their service as the committee chair.

                    SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the principal independent public auditors of the Company for the year 2002. Deloitte & Touche has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.

     Representatives of Deloitte & Touche will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 26, 2001 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q during that fiscal year were $768,300. Of this amount, $210,300 represent fees billed by Deloitte & Touche for professional services rendered for the audit of the consolidated financial statements of FRD for the fiscal year ended December 26, 2001 and for the reviews of the consolidated financial statements included in FRD's Quarterly Reports on Form 10-Q for that fiscal year, which are subject to bankruptcy court approval as a result of the voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Deloitte & Touche in the 2001 fiscal year relating to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 26, 2001 were $468,700, including audit related services of approximately $279,000 and non-audit services of $189,700. Audit related services generally include fees for consents and comfort letters and for the audits of the Company's employee benefit plans.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                    APPROVAL OF 2002 INCENTIVE COMPENSATION

     The Compensation Committee and the Board of Directors of Advantica have approved certain incentive compensation arrangements for 2002 for Advantica's executive officers and certain other salaried employees pursuant to the 2002 Denny's Corporate Incentive Program (the "2002 Incentive Program"). The Board is presenting such arrangements to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company's Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer.

     Under the 2002 Incentive Program, plan participants will receive target awards ("Target Awards") equal to a percentage of their base salary depending on the group classification assigned to such participant. A participant will receive (1) 40% of his/her Target Award if Denny's attains targeted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance levels for fiscal year 2002, (2) 20% of his/her Target Award if Denny's systemwide same store sales ("SSS") for fiscal year 2002 increase at a targeted rate over the previous year, (3) 20% of his/her Target Award if Denny's achieves targeted customer counts at a targeted rate over the previous year, (4) 10% of his/her Target Award if the target rate for a desired response for fiscal year 2002 is achieved through "Direct Connect", the Interactive Voice Response system at Denny's which collects customer feedback on service in the restaurants, and (5) the remaining 10% of his/her Target Award if Denny's for 2002 achieves a targeted "cash flow" (defined generally as the difference between cash generated and cash used by Denny's during the year).

     If SSS and/or EBITDA target performance levels are exceeded, a participant's award will be increased by incremental amounts in direct relation to the excess performance amounts, but in no event may these incremental awards attributable to additional performance exceed 50% of the total actual incremental dollar increase in actual EBITDA over targeted EBITDA.

     Payments of awards under the 2002 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. Participants whose employment terminates before the end of the 2002 fiscal year are ineligible for awards under the program unless the Board in its discretion determines otherwise. Employees hired during the 2002 fiscal year will generally receive prorated awards based upon the time during the fiscal year that they were active participants. The Board has reserved the right to cancel, modify or amend the 2002 Incentive Program at any time up through and including the day before the end of the performance period, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 435 employees are participants in the 2002 Incentive Program.

     The benefits or amounts that will be received by or allocated to the officers named in the Summary Compensation Table and to other categories of individuals or employees under these incentive compensation arrangements are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 2002 Incentive Program.

                               NEW PLAN BENEFITS

                             2002 INCENTIVE PROGRAM

                                                                                 NUMBER
NAME AND POSITION                                             DOLLAR VALUE($)   OF UNITS
-----------------                                             ---------------   --------
Nelson J. Marchioli
  President and Chief Executive Officer of Advantica and
  Denny's...................................................    $  450,000         --
Rhonda J. Parish
  Executive Vice President, General Counsel and Secretary of
  Advantica and Denny's.....................................       219,700         --
Andrew F. Green
  Senior Vice President and Chief Financial Officer of
  Advantica and Denny's.....................................       174,200         --
Janis S. Emplit
  Senior Vice President and Chief Information Officer of
  Advantica and Denny's.....................................       172,331         --
Linda G. Traylor
  Senior Vice President, Human Resources of Advantica and
  Denny's...................................................       143,000         --
James B. Adamson
  Former Chairman and Chief Executive Officer of
  Advantica.................................................            --         --
Ronald B. Hutchison
  Former Executive Vice President and Chief Financial
  Officer of Advantica......................................            --         --
James W. Lyons
  Former Executive Vice President, Franchise and Development
  of Denny's................................................            --         --
All current executive officers as a group (12 persons)......     1,289,776         --
All current non-executive officer directors as a group......           -0-         --
All current non-executive officer employees as a group (423
  persons)..................................................     3,180,276         --

                APPROVAL OF THE DENNY'S, INC. OMNIBUS INCENTIVE
                        COMPENSATION PLAN FOR EXECUTIVES

     The Compensation Committee of the Board of Directors proposes that shareholders approve the Denny's, Inc. Omnibus Incentive Compensation Plan (the "Omnibus Plan"), adopted by the Compensation Committee on March 20, 2002, subject to the approval of the Company's shareholders. The Omnibus Plan permits the grant of options to purchase shares of Common Stock from the Company, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, and Annual Incentive Awards.

     The Compensation Committee strongly believes that the Omnibus Plan will add needed flexibility for compensating Company executives while promoting the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend. Through the Omnibus Plan, an avenue will be established which will allow the Company the opportunity to provide additional incentives for such employees through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

ELIGIBILITY

     All employees of the Company are eligible to participate in the Omnibus Plan. The Compensation Committee in its sole discretion, determine those employees to whom awards under the Omnibus Plan shall be granted and shall determine the nature and amount of each award.

NUMBER OF SHARES

     The number of shares reserved for issuance to participants under the Omnibus Plan is 3,200,000 as well the remaining 323,325 shares available for issuance under the Advantica Stock Option Plan. No more than 1,000,000 of the shares of Common Stock may be granted under the Omnibus Plan in the form of awards other than stock options or SARs.

TYPES OF AWARDS

     Stock Options. Stock options granted under the Omnibus Plan may be incentive stock options ("ISOs") or non-qualified stock options. A stock option entitles the participant to purchase shares of Common Stock from the Company at the exercise price. The exercise price will be fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The exercise price may be paid in cash or, with shares of Common Stock, or a combination of cash and Common Stock. Options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee. The maximum period in which an option may be exercised will be fixed by the Compensation Committee at the time the option is granted but cannot exceed ten years. No more than 1,500,000 shares of Common Stock subject to stock options may be granted to a participant in a fiscal year.

     SARs. SARs are rights to receive an amount in any combination of cash or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted in tandem with related options or freestanding. The exercise price of an SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be equal to the fair market value of share of common stock on the date the SAR is granted. No more than 1,500,000 shares of common stock may be granted in the form of SARs to any participant in a fiscal year.

     Restricted Stock and Restricted Stock Units. Restricted Stock is an award of Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted Stock Units will be similar to Restricted Stock except that no shares are actually awarded to participants on the date of grant, yet participants will be entitled to the value of shares of Common Stock at the end of a designated period of time. No more than 500,000 shares of Common Stock may be granted with respect to Restricted Stock or Restricted Stock Units to any participant in a fiscal year.

     Performance Units, Performance Shares, Cash-Based Awards and Stock Awards (collectively, "Performance Awards"). These are awards that entitle the participant to a level of compensation based on the achievement of pre-established performance goals over a designated performance period. Performance Units shall have an initial value determined by the Compensation Committee. The value of a Performance Share will be the fair market value of Common Stock on the grant date. A Cash-Based Award will have the value determined by the Compensation Committee. At the beginning of the performance period the Compensation Committee will determine the number of Performance Units or Performance Shares awarded or the target value of Cash-Based Awards, the performance period, and the performance goals. At the end of the performance period the Compensation Committee will determine the degree of achievement of the performance goals which will determine the level of payout. The Compensation Committee may set performance goals using any combination of the following criteria: net earnings; earnings per share; net sales growth; net income (before or after taxes); net operating profit; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investments, which equals net cash flows divided by owner's equity; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; dividend payments to parent; gross margins; gross margins minus expenses; operating margin; share price (including, but not limited to, growth measures and total shareholder return); expense targets; working capital targets relating to inventory and/or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; same store sales; customer counts; customer satisfaction; and EVA(R). (EVA means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Compensation Committee in its sole discretion. EVA's a registered trademark of Stern Stewart & Co.). No more than $1,500,000 may be awarded to a participant with respect to Cash-Based Awards in any one fiscal year. The maximum aggregate grant with respect to Stock Awards in a fiscal year shall be 250,000 shares. Additionally, the maximum aggregate grant with respect to performance shares or performance units in a fiscal year shall be limited to the value of 500,000 shares determined as of the date of vesting or payout, as applicable.

     Annual Incentive Awards. The Compensation Committee may designate Company executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to five percent (5%) of the company's consolidated operating earnings for the calendar year. The Board shall allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool.

ADMINISTRATION

     The Omnibus Plan will be administered by the Compensation Committee. The Compensation Committee has the full authority to: (i) select those employees to whom awards under the Omnibus Plan may be granted, (ii) determine the sizes and types of awards, (iii) determine the terms and conditions of awards in a manner consistent with the terms of the Omnibus Plan, (iv) construe and interpret the Omnibus Plan and any agreement or instrument entered into under such plan, (v) establish, amend, or waive rules and regulations for the Omnibus Plan's administration and (vi) make all other determinations that may be necessary or advisable for the administration of the plan. Awards that are designed to qualify as performance based compensation and are held by employees covered by Code Section 162(m) may not be adjusted upward by the Compensation Committee but may be adjusted downward at the Committee's discretion.

CHANGE IN CONTROL PROVISIONS

     In the event of a change of control of the Company, as defined in the Omnibus Plan, the vesting of all awards (except when set forth in an individual's award agreement to the contrary) shall be accelerated, and there shall be a pro rata payout to participants based upon an assumed achievement of all relevant targeted performance goals or measures and upon the length of time within the performance period that has elapsed prior to the change in control. Annual incentive awards shall be paid based on the consolidated operating earnings of the immediately preceding year or such other method of payment as determined by the Compensation Committee at the time of the award or thereafter but prior to the change in control.

AMENDMENT, MODIFICATION AND TERMINATION

     The Board of Directors may at any time alter, amend, modify, suspend or terminate the Omnibus Plan in whole or in part. No termination, amendment, suspension or modification of the Omnibus Plan shall, however, adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award. Additionally, stock options issued under the Omnibus Plan will not, without the prior approval of the Company's stockholders, be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted stock option.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the federal income tax aspects of awards that may be made under the Omnibus Plan based on existing U.S. federal income tax laws. This summary is not complete and does not describe a number of special tax rules, including FICA taxes and various elections that may be applicable under certain circumstances.

     A participant who has been granted a stock option or restricted stock will not realize taxable income at the date of grant, and the Company will not be entitled to a deduction at that time.

     A participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes.

     A participant who exercises an incentive stock option will not be subject to taxation at the time of exercise, nor will the Company be entitled to a deduction. The difference between the exercise price and the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant's alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding periods will subject the participant to taxation at long-term capital gains rates in the year of disposition in an amount determined under the Internal Revenue Code, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the applicable holding periods will subject the participant to taxation at ordinary income rates in the year of disposition in an amount determined under the Internal Revenue Code, and the Company generally will be entitled to a corresponding deduction.

     A participant holding restricted stock or stock awards will, at the time the shares become no longer subject to a substantial risk of forfeiture, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at such time. The Company generally will be entitled to a corresponding deduction for federal income tax purposes.

     A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the Participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

     A participant who receives a cash bonus or other cash-based award will realize ordinary income equal to the amount of the incentive award in the year of receipt, and the Company will generally be entitled to a corresponding deduction.

     A Participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a Participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

     A participant receiving Annual Incentive Awards will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment for Annual Incentive Awards, the amount of cash received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

     The federal income tax consequences of other equity-based awards will depend on the form of such awards.

     The Company is seeking stockholder approval of the Omnibus Plan partly in order to qualify all compensation to be paid under the plan for the maximum income tax deductibility under Code Section 162(m). Code Section 162(m) generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000 per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     As of the date of this Proxy Statement, no awards have been granted under the Omnibus Plan and all future awards under the Omnibus Plan will be made at the discretion of the Compensation Committee. Consequently, the total benefits or amounts that will be received by any particular person or group pursuant to the Omnibus Plan is not presently determinable.

                             AUDIT COMMITTEE REPORT

     A formal written charter (attached as an appendix to last year's proxy statement) was adopted by the Audit Committee on March 14, 2000 and was subsequently approved and adopted by the Board of Directors of Advantica on May 24, 2000. The Audit Committee fulfilled its responsibilities under and remained in compliance with the charter during the fiscal year ended December 26, 2001. Additionally, the Audit Committee has prepared the following report on its activities with respect to the audit of the Company's annual financial statements for the fiscal year ended December 26, 2001.

     - The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

     - The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

     - The Audit Committee has received the written disclosure and the letter from Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP its independence from the Company.

     - Based on and pursuant to the review and discussions described above, the Audit Committee has recommended to the Board of Directors of Advantica that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2001 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

     Robert E. Marks, Chairman
     Charles F. Moran

                             EXECUTIVE COMPENSATION

COMPENSATION AND INCENTIVES COMMITTEE REPORT

     COMPENSATION PHILOSOPHY

     Under the oversight and direction of the Compensation and Incentives Committee, the Company has developed and implemented a compensation program for its executive officers designed to attract and retain top quality leadership talent while ensuring senior leaders' interests are sufficiently aligned with the interests of stockholders.

     In September 2001, an outside, independent international human resources consulting firm, Hewitt Associates LLC ("Hewitt"), completed a study of the Company's compensation program for its top executive and management positions. To form a basis of comparison, Hewitt conducted a compensation measurement study against a custom group of 18 restaurant, food service, entertainment, retail and hospitality companies. The study concluded that while cash compensation (i.e., base salary and target bonus) for executives was generally in line with the market, long-term incentives and target benefits provided by the Company were below market (due primarily, to the declining market value of the Company's common stock), resulting in Advantica's total overall compensation package for its senior management being generally below the current market. Consequently, for fiscal year 2002 and beyond, the Company seeks to continue, consistent with the findings of the Hewittt study, to move toward a greater emphasis on long-term incentive compensation, including primarily equity-based compensation where the market values of Company stock permit, thus moving Advantica's total compensation package for its executives closer to market and further aligning shareholder and management interests while driving management to make those business decisions that will have a long-term positive impact on the Company.

     2001 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The 2001 executive officer compensation program of Advantica had three primary components: (1) Base Salary, (2) Short-term Incentives, and (3) Long-term Incentives. BASE SALARY is established on the basis of (i) annual quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) Company specific factors such as positions of responsibility and authority, years of experience and performance. SHORT-TERM INCENTIVES under the Company's 2001 Incentive Program (which is substantially similar to the 2002 Incentive Plan described elsewhere herein -- see " Approval of 2002 Incentive Compensation"), were based primarily upon the achievement of certain Company quantitative performance goals such as targeted EBITDA, Same Store Sales, Customer Count and "Direct Connect" (i.e., the interactive voice response system at Denny's which collects customer feedback on service in the restaurants) performance levels. Also, for certain designated executive officers, in addition to these quantitative targeted performance goals, a small portion of the officer's award was based upon the achievement of certain other financial performance goals which included the achievement by the Company of targeted "net debt to EBITDA" and "net interest to EBITDA" ratios for the fiscal year. For 2001, not all of the quantitative performance goals were achieved. Consequently, the Compensation Committee only approved the payment of partial awards to employees, including executive officers, in accordance with the terms of the 2001 Incentive Program. LONG-TERM INCENTIVES currently consist solely of stock options. During 2001, certain executive officers of the Company were granted options under the Company's stock option plan. The Compensation Committee, in administering such plan, allocated options to the Company's executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company's operating results in order to provide them significant long-term incentives to enhance stockholder value as well as taking into consideration the aforementioned compensation study and market analysis.

     Additionally, Company executives are eligible to participate in certain Company retirement and savings plans, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations, to the extent practicable, including its presentation of the Company's annual incentive compensation plans to the stockholders for prior approval. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these statutory and regulatory provisions, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     In the form of base salary, bonus payments and other payments, Messrs. Marchioli and Adamson received in 2001 the compensation reflected and described in the Summary Compensation Table set forth below. Such compensation to Messrs. Marchioli and Adamson was in accordance with the terms of their respective employment agreements, described elsewhere herein, and followed generally the philosophy and programs described above for Advantica's executive officers.

COMPENSATION AND INCENTIVES COMMITTEE

     Donald R. Shepherd, Chairman
     Vera K. Farris
     Lloyd I. Miller, III
     Elizabeth A. Sanders

COMPENSATION OF OFFICERS

     The following summary compensation table sets forth, for the Company's last three (3) completed fiscal years, the compensation provided by the Company to:
(1) any individual serving the Company at any time during 2001 as its Chief Executive Officer, (2) the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2001 and (3) those former executive officers who would have been among the top four highly paid executive officers for 2001 had they been employed by the Company at the end of 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                       ANNUAL             --------------
                                                                  COMPENSATION (1)          SECURITIES      ALL OTHER
            NAME AND PRINCIPAL POSITION                      --------------------------     UNDERLYING     COMPENSATION
              AS OF DECEMBER 26, 2001                 YEAR   SALARY($)(2)   BONUS($)(3)   OPTIONS (#)(6)   ($)(5)(6)(7)
            ---------------------------               ----   ------------   -----------   --------------   ------------
Nelson J. Marchioli (4)                               2001     $529,664(8)  $       --      2,000,000       $1,752,196
  President and Chief Executive Officer               2000           --             --             --               --
  of Advantica and Denny's                            1999      301,804        102,245        150,000        2,018,676
Rhonda J. Parish                                      2001      321,836        156,600        100,000          164,101
  Executive Vice President, General Counsel           2000      297,713        111,150             --          226,666
  and Secretary of Advantica and Denny's              1999      277,575        175,500        150,000          185,639
Andrew F. Green                                       2001      257,375        117,450        100,000          166,021
  Senior Vice President and Chief                     2000      222,190         77,401             --          103,586
  Financial Officer of Advantica and Denny's          1999      207,425        100,002         75,000           67,212
Janis S. Emplit                                       2001      250,632        125,998        100,000          136,188
  Senior Vice President and Chief Information         2000      240,790         89,702             --          209,389
  Officer of Advantica and Denny's                    1999      219,289         90,000         85,000           31,074
Linda G. Traylor                                      2001      196,118         56,581        100,000          117,317
  Senior Vice President, Human Resources              2000      153,156         40,500             --           65,085
  of Advantica and Denny's                            1999      140,839         58,952         15,000           43,639
James B. Adamson                                      2001    1,098,929      1,281,400             --           62,924
  Former Chairman and Chief Executive                 2000    1,097,635      1,646,152             --          177,680
  Officer of Advantica                                1999    1,096,519        825,000             --           80,826
Ronald B. Hutchison                                   2001      299,506(8)     174,870             --        1,674,810
  Former Executive Vice President and                 2000      330,514        122,850             --          227,950
  Chief Financial Officer of Advantica                1999      301,535        178,753        150,000          186,160
James W. Lyons                                        2001      259,251(8)     130,975        100,000          287,177
  Former Executive Vice President,                    2000      242,764         67,410             --           98,809
  Franchise and Development of Denny's                1999      215,717        105,000         25,000           47,558

---------------

(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.

(2) The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.

(3) The amounts shown in this column reflect bonus payments received in the respective year by the named executive officers under the Company's incentive programs which may relate to the prior fiscal year.

(4) Mr. Marchioli was not employed by the Company during 2000. During 1999, Mr. Marchioli was employed by the Company as the Executive Vice President of Advantica and the President of El Pollo Loco, Inc.

(5) The amounts for Mr. Marchioli for 2001 were made pursuant to his employment agreement and include a sign-on bonus in the amount of $1,623,264, payments made in connection with his relocation to South Carolina in the amount of $94,429, reimbursement of certain professional fees in the amount of $22,826 and an automobile allowance of $11,677. For additional information see "Executive Compensation -- Employment Agree-ments -- Marchioli Employment Agreement." For 1999, the amounts for Mr. Marchioli include a leadership retention payment of $350,000, a Company contribution of $5,395 to his account under the Advantica Secured Savings Plan (the "ASSP"), a relocation payment of $12,821 and payments that were made in connection with his resignation and departure from the Company in 1999 totaling $1,650,460.

(6) The amounts for Mss. Parish, Emplit and Traylor and Messrs. Green, Hutchison, and Lyons include company contributions made to such officers' accounts under the ASSP, which for 2001 amounted to $14,101, $11,188, $7,317 $11,021, $15,513 and $11,764 respectively, for 2000 amounted to $11,666,
    $9,389, $5,085, $8,586, $12,950 and $8,809 respectively, and for 1999 amounted to $10,639, $6,074, $3,639, $7,212, $11,160 and $7,558,
    respectively. With the exception of Messrs. Marchioli and Adamson, each named executive officer's amounts reflect leadership retention payments which for Ms. Parish include payments of $150,000 in 2001, $215,000 in 2000 and $175,000 in 1999, for Ms. Emplit include payments of $125,000 in 2001, $200,000 in 2000 and $25,000 in 1999, for Ms. Traylor include payments of $110,000 in 2001, $60,000 in 2000 and $40,000 in 1999, for Mr. Green include payments of $155,000 in 2001, $95,000 in 2000 and $60,000 in 1999, for Mr.
    Hutchison include payments of $110,000 in 2001, $215,000 in 2000 and $175,000 in 1999 and for Mr. Lyons include payments of $265,000 in 2001, $90,000 in 2000 and $40,000 in 1999. Remaining amounts for Messrs. Hutchison and Lyons for 2001 reflect payments he received in connection with his resignation and departure from the Company in October 2001.

(7) The amounts for Mr. Adamson for 2001, 2000 and 1999 consist of (1) Company-paid life insurance premium payments of $17,383, $17,383, and $17,249, respectively, (2) contributions of $45,541, $46,073 and $25,385, respectively, made to his ASSP account, (3) Company-paid travel expenses of $12,381 and $11,000 for the years 2000 and 1999, respectively, (4) reimbursement of certain incurred professional fees totaling $66,598 and $27,192 for the years 2000 and 1999, respectively and (5) reimbursement for certain tax payments of $35,245 in 2000.

(8) These amounts reflect base salary paid for only the portion of the year in which the named executive officer was employed by the Company.

STOCK OPTIONS

     The following table sets forth information regarding all options to acquire shares of common stock of Advantica granted to the named executive officers during the fiscal year ended December 26, 2001.

                             OPTION GRANTS IN 2001
                               INDIVIDUAL GRANTS

                                              % OF                               POTENTIAL REALIZABLE VALUE
                               NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES
                               SECURITIES    OPTIONS                                   OF STOCK PRICE
                               UNDERLYING    GRANTED    EXERCISE                   APPRECIATION FOR OPTION
                                OPTIONS        TO        OR BASE                            TERM
                                GRANTED     EMPLOYEES     PRICE     EXPIRATION   ---------------------------
NAME                           (#)(1)(3)     IN 2001    ($/SH)(2)      DATE          5%             10%
----                           ----------   ---------   ---------   ----------   ----------     ------------
Nelson J. Marchioli..........  1,250,000(4)   34.6%       $1.03      02/05/11     $875,876       $2,157,314
                                 750,000(4)   20.7%       $2.00      02/05/11     $ 63,610       $  151,045
Rhonda J. Parish.............    100,000       2.8%       $0.84      03/14/11     $ 63,610       $  151,045
Andrew F. Green..............    100,000       2.8%       $0.84      03/14/11     $ 63,610       $  151,045
Janis S. Emplit..............    100,000       2.8%       $0.84      03/14/11     $ 63,610       $  151,045
Linda G. Traylor.............    100,000       2.8%       $0.84      03/14/11     $ 63,610       $  151,045
James B. Adamson.............         --        --           --            --           --               --
Ronald B. Hutchison..........         --        --           --            --           --               --
James W. Lyons...............    100,000       2.8%       $0.84      03/14/11     $ 63,610       $  151,045

---------------

(1) Such options listed for named executive officers were granted under the Advantica Stock Option Plan. All options listed expire ten years from the date of the grant.

(2) The exercise price equals the closing price of Advantica common stock on the date immediately preceding the date of the grant.

(3) With the exception for options granted to Mr. Marchioli, these options become exercisable over a three-year period at a rate of 50% ninety (90) days after the date of the grant and 25% on the first (1st) and second (2nd) anniversary of the date of the grant.

(4) These options are exercisable in 33 1/3% annual increments over a three-year period beginning on the first anniversary of the date of grant.

     The following table sets forth information with respect to the 2001 year-end values of unexercised options, all of which were granted by Advantica pursuant to the Advantica Stock Option Plan, held by each of the persons named in the Summary Compensation Table at fiscal year-end.

                    AGGREGATED OPTION EXERCISES IN 2001 AND
                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF           VALUE OF
                                                   SECURITIES        UNEXERCISED IN-
                                                   UNDERLYING       THE-MONEY OPTIONS
                                                   UNEXERCISED          AT FISCAL
                                                OPTIONS AT FISCAL       YEAR-END
                                                  YEAR-END (#)             ($)
                                                -----------------   -----------------
                                                  EXERCISABLE/        EXERCISABLE/
NAME                                              UNEXERCISABLE       UNEXERCISABLE
----                                            -----------------   -----------------
Nelson J. Marchioli...........................      --/2,000,000         --/--
Rhonda J. Parish..............................   162,500/137,500         --/--
Andrew F. Green...............................     98,750/91,250         --/--
Janis S. Emplit...............................    103,750/96,250         --/--
Linda G. Traylor..............................     65,000/60,000         --/--
James B. Adamson..............................    150,000/50,000         --/--
Ronald B. Hutchison...........................    112,500/87,500         --/--
James W. Lyons................................     73,750/66,250         --/--

     No options held by the above named executive officers were exercised in 2001.

RETIREMENT PLANS

     The Advantica Pension Plan (the "Pension Plan"), a tax qualified defined benefit retirement plan, is maintained by Advantica. Such plan is described below.

     The following table shows the estimated annual benefits for a single life annuity that could be payable under the Pension Plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

                    AVERAGE ANNUAL
                     REMUNERATION                                         YEARS OF SERVICE
                         OVER                           ----------------------------------------------------
                  A FIVE-YEAR PERIOD                       15         20         25         30         35
                  ------------------                    --------   --------   --------   --------   --------
$  200,000............................................  $ 42,209   $ 56,279   $ 70,349   $ 84,418   $ 98,488
   250,000............................................    53,459     71,279     89,099    106,918    124,738
   300,000............................................    64,709     86,279    107,849    129,418    150,988
   350,000............................................    75,959    101,279    126,599    151,918    177,238
   400,000............................................    87,209    116,279    145,349    174,418    203,488
   500,000............................................   109,709    146,279    182,849    219,418    255,988
   600,000............................................   132,209    176,279    220,349    264,418    308,488
   700,000............................................   154,709    206,279    257,849    309,418    360,988
   800,000............................................   177,209    236,279    295,349    354,418    413,488
   900,000............................................   199,709    266,279    332,849    399,418    465,988
 1,000,000............................................   222,209    296,279    370,349    444,418    518,488
 1,200,000............................................   267,209    356,279    445,349    534,418    623,488
 1,400,000............................................   312,209    416,279    520,349    624,418    728,488
 1,600,000............................................   357,209    476,279    595,349    714,418    833,488

     The Pension Plan is noncontributory and generally covers employees of Advantica (but not employees of its subsidiaries Denny's, Coco's and Carrows). In 1999, the Pension Plan was amended to effect the following changes (1) no new participants will be allowed into the plan after December 31, 1999; (2) all future pension benefit accruals for highly compensated employees will be earned beginning January 1, 2000 under the ancillary plan described below; and (3) all benefit accruals earned under the plan and ancillary plan will be frozen as of December 31, 2004. Participants in the Pension Plan, therefore, are limited to those employees who, on or prior to December 31, 1999, had attained the age of 21 and had completed one thousand hours of service. A participant's annual retirement benefit under the Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Pension Plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average through 1999 for highly compensated participants or through 2004 for other participants ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, leadership retention payments, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Pension Plan or any other benefits plan and imputed income resulting from the use of Company property or services). Compensation also includes employee elective contributions under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Pension Plan is based on actuarial determinations.

     Ancillary to the Pension Plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Pension Plan. Consequently, the accrual of all further benefits under the ancillary plan shall cease on and after December 31, 2004. Benefits payable under the ancillary plan are included in the table above.

     The maximum annual pension benefit payable under the Pension Plan for 2001 was $140,000 (or, if greater, the participant's 1982 accrued benefit).

     Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the Pension Plan (including the ancillary non-qualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 2001 for Mss. Parish, Emplit and Traylor and Messrs. Marchioli, Green, Adamson, Hutchison, and Lyons was $476,792, $376,190, $255,735, $530,769, $376,777, $2,381,404, $473,793 and $392,528, respectively.

     As of December 31, 2001, the estimated credited years of service under the Advantica Pension Plan for Mss. Parish, Emplit and Traylor and Messrs. Marchioli, Green, Adamson, Hutchison and Lyons at normal retirement age was 6, 4, 5, 0, 4, 5, 5 and 4, respectively.

     Employees may retire as early as age 55 with five years of service. Employees with age and service equaling or exceeding 85 and who are within five years of the normal retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced. Retirement benefits are fully vested after a participant completes five years of service.

EMPLOYMENT AGREEMENTS

     MARCHIOLI EMPLOYMENT AGREEMENT

     Mr. Marchioli and Advantica entered into an employment agreement (the "Marchioli Employment Agreement") effective February 5, 2001 (the "Agreement Effective Date") which provides that Advantica will employ Mr. Marchioli as President and Chief Executive Officer of Advantica and its wholly owned subsidiary Denny's, Inc. for a period of three (3) years from the Agreement Effective Date unless terminated earlier by reason of his death, permanent disability, voluntary termination or involuntary termination with or without cause. The Marchioli Employment Agreement prohibits Mr. Marchioli from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of one year after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Marchioli Employment Agreement further prohibits Mr. Marchioli from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

     Under the Marchioli Employment Agreement, Mr. Marchioli is entitled to: (i) an annual base salary of $600,000, (ii) an annual performance bonus at an annual rate of at least 75% of his annual base salary if the Company and Mr. Marchioli achieve budgeted financial and other performance targets which shall be established by the Compensation Committee, with the payment of the performance bonus for the year 2001 being guaranteed by the Company, (iii) a grant of an option (the "Marchioli Option") as of the Agreement Effective Date under the Advantica Stock Option Plan, to purchase, for a ten year period, 2,000,000 shares of the Common Stock (at an exercise price of $1.03, the fair market value per share of the Common Stock on the Agreement Effective Date, with respect to 1,250,000 shares and $2.00 per share with respect to the remaining 750,000 shares) which vests at a rate of 33 1/3% per year beginning on the first anniversary date of the grant and which becomes 100% vested in the event of (a) termination without cause in which case the option shall be exercisable for 36 months following the effective date of such termination, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not a surviving corporation or where holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock and (iv) a sign-on bonus within five

(5) days of the Agreement Effective Date in the amount of $1,623,264. The Marchioli Employment Agreement entitles Mr. Marchioli to certain other privileges and benefits, including participation in all of the Company's benefit plans, generally applicable to the Company's executive officers.

     In addition to the compensation described above, under the terms of the Marchioli Employment Agreement the Company will pay or reimburse Mr. Marchioli for all normal and reasonable expenses he incurs during his employment term in connection with his responsibilities to the Company, including his travel expenses. Additionally, if Mr. Marchioli during his employment elects to relocate to Greenville/Spartanburg the Company will provide him with the full relocation benefits package applicable to Company executive officers, including the guaranteed buyout of his current primary residence in California. For the portion of his employment term which Mr. Marchioli elects not to relocate to Greenville/Spartanburg, he will be paid a $25,000 annual travel allowance and a $25,000 annual housing allowance, each of which will be grossed up at a combined rate for tax purposes which is necessary to provide a net amount to Mr. Marchioli of $25,000 annually for each of said allowances. The Company further agreed under the terms of the Marchioli Employment Agreement to: (i) generally defend and indemnify Mr. Marchioli against any breach of contract claim made by his former employer ensuing from his acceptance of employment with the Company, provided Mr. Marchioli is in compliance with the notice of termination provision of his employment agreement with his previous employer, and (ii) to reimburse Mr. Marchioli for all reasonable legal, accounting and financial advisor fees and expenses incurred for the personal tax, financial and estate planning services in the negotiation and documentation of the Marchioli Employment Agreement.

     In the event of Mr. Marchioli's termination of employment during the term of the Marchioli Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination (i) if by reason of death, Mr. Marchioli's surviving spouse is entitled to be paid an amount equal to Mr. Marchioli's base salary and annual bonus and his eligible family dependents are entitled to receive certain health and welfare benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Marchioli is entitled to be paid one-half of his base salary and annual bonus and he and his eligible family dependents are entitled to receive certain health and welfare benefits for a period of two years after termination of employment; and (iii) if by the Company other than for cause, Mr. Marchioli is, in general, entitled to
(a) a lump sum in an amount equal to the greater of the number of full and fractional years remaining in his employment term or one year of his then current annual base salary and annual bonus, (b) the immediate vesting of 100% of the Marchioli Option to be exercisable as of the date of termination for a period of 36 months after termination, and (c) continuation of certain benefits and other contract rights. Furthermore, in the event of termination for cause or voluntary termination, the Company shall pay Mr. Marchioli the portion of his annual base salary earned through his termination date and generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

     ADAMSON EMPLOYMENT AGREEMENT

     Former Chief Executive Officer and Chairman, Mr. Adamson and Advantica entered into an employment agreement (as entered into effective January 23, 1995, amended on February 27, 1995 and December 31, 1996, amended and restated as of January 7, 1998, and further amended pursuant to addendum agreements effective January 1, 2000 and January 24, 2001, collectively, the "Adamson Employment Agreement") which provided that Advantica would employ Mr. Adamson as Chief Executive Officer and President of Advantica and Denny's until the earlier of January 1, 2002, his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined) and the Board would continue to nominate Mr. Adamson as a director of the Company and Mr. Adamson would serve as the Board's Chairman during his employment term. Additionally, under the Adamson Employment Agreement, the Company could not change Mr. Adamson's title, duties or responsibilities without Mr. Adamson's consent. On February 5, 2001, the Company with Mr. Adamson's consent, named Nelson J. Marchioli the President and Chief Executive Officer of Advantica and Denny's with Mr. Adamson continuing as the Chairman of the Board of Advantica. The Adamson Employment Agreement further prohibits Mr. Adamson from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Adamson Employment Agreement further prohibits Mr. Adamson from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

     Under the Adamson Employment Agreement, Mr. Adamson was entitled to (i) an annual base salary as determined by the Board during Mr. Adamson's term of employment, but in no event less than $1,100,000 unless the Company implemented a broad scale salary reduction initiative, (ii) during 2000 and 2001, success bonuses available to be earned in amounts totaling no less than $7,405,750 (i.e., an amount equal to the sum of 200% of his annual target bonus plus 299% of his base salary and his targeted bonus) upon the successful completion of certain strategic initiatives such as the divestiture of Coco's and Carrows, achieving certain changes in the Company's capital structure necessary to execute the Company's business plan, CEO succession and the achievement of certain customer growth, service, refranchising, reimaging and financial health targets, (iii) a lump sum payment of $1,500,000 for the purchase of Mr. Adamson's Greenville, SC residence to be paid within ten (10) business days after January 1, 2002 or earlier upon the occurrence of Mr. Adamson's termination without cause or the Company's relocation, (iv) cash payments of $1 million, if, at anytime prior to January 1, 2002, the closing bid price for any consecutive thirty (30) day period equals or exceeds $5 per share, and $500,000 if the average closing bid price for Common Stock for the thirty (30) day period immediately prior to January 1, 2002 equals or exceeds $5 per share and (v) life insurance coverage maintained by the Company with death benefits of at least $3,250,000 in the aggregate. Such success bonuses, however, would not have been due or owing for the successful completion of any of the above referenced strategic initiatives on or after the commencement of a financial restructuring under Chapter 11 of the Bankruptcy Code or analogous law unless the distribution received per share under such proceeding by holders of Common Stock equals or exceeds the average of the closing bid and asked prices for such a share on the last trading day immediately preceding the commencement of the proceeding. Additionally, pursuant to the Adamson Employment Agreement, in 2000, Mr. Adamson received a cash payment of $1,300,000, representing the purchase price of his Charleston, SC residence, which was paid from the proceeds received by the Company from the sale of Mr. Adamson's Charleston residence.

     The Adamson Employment Agreement also entitled Mr. Adamson to certain other privileges, reimbursements and benefits, including participation in all of the Company's benefit plans generally applicable to the Company's executive officers and reimbursement of certain professional fees and travel and relocation expenses. Additionally, his agreement entitles him to generally participate in the Company's welfare benefits in addition to any continuation coverage to which he is entitled, for two (2) years after the completion of his current employment term on or about January 1, 2002.

     In the event Mr. Adamson's employment had been terminated during the term of the Adamson Employment Agreement, the Company would have been required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Adamson's surviving spouse would have been entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Adamson would have been entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (iii) if by the Company other than for cause, Mr. Adamson would have been, in general, entitled to (a) the payment of $7,405,750 (less the sum of the amount of success bonus already paid or not paid for failure to attain the applicable strategic initiatives), and (b) continuation of certain benefits and other contract rights. In the event there had been a termination by the Company of Mr. Adamson's employment for some reason other than for cause following the consummation of a change of control of the Company that occurred prior to January 1, 2002, Mr. Adamson would have been paid $7,405,750 less the sum of the success bonus already paid or not paid for failure to attain the applicable strategic initiatives. In the event of termination for cause or voluntary termination, the Company would have paid Mr. Adamson generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

     OTHER EMPLOYMENT AGREEMENTS

     Each of the named executive officers other than Mr. Adamson and Mr. Marchioli are parties to separate letter agreements with the Company which provide, for the named executive officers, the following compensation and benefits. Leadership retention payments totaling from a range of $210,000 to $250,000 in the aggregate were paid periodically to each of the named executive officers over a two (2) year period provided the named executive officer remains employed with the Company as of such payment dates. Each such scheduled payment was subject to upward adjustment based upon improved stock price performance. In addition to the leadership retention payments, each named executive officer will also be entitled to the payment of severance benefits equal to the sum of (a) two times the named executives' then current base pay and targeted annual bonus, (b) an amount, grossed up for applicable taxes, equal to actual benefit credits for an eighteen-month period and vested benefits under the ancillary non-qualified pension plan, (c) a lump sum amount equal to two (2) times the named executive's annual car allowance and (d) an amount equal to any accrued but unused vacation time. Such severance payment shall be guaranteed by certain subsidiaries of the Company. The letter agreements further provide that the named executive officers will receive career placement benefits upon a termination without cause and that all stock options granted by the Company to the named executive officer shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or in which holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served as members of the Compensation Committee during the fiscal year ended December 26, 2001: Vera K. Farris, Lloyd I. Miller, III, Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the Committee were officers or employees of the Company or had any relationship directly or indirectly with the Company requiring disclosure under SEC regulations.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Pursuant to the Plan of Reorganization, on the Effective Date, all of the Old Common Stock existing as of the Effective Date was cancelled, extinguished and retired. Also on the Effective Date, Advantica issued the Common Stock, which has been registered under Section 12 of the Exchange Act. Consequently, set forth below is a line graph comparing the cumulative total stockholders' return on the Common Stock against the cumulative total return of the Russell 2000(R) Index and a peer group index for the Company's fiscal years 1998, 1999, 2000 and 2001, commencing on January 8, 1998, the date the Common Stock was listed on The Nasdaq Stock Market(R), and ending December 26, 2001. (The Common Stock was subsequently transferred from the Nasdaq National Market to the Nasdaq SmallCap Market on December 27, 1999 and later moved to the Over-the-Counter Bulletin Board on January 9, 2001). The graph and table assume that $100 was invested on January 8, 1998 in each of the Company's Common Stock, the Russell 2000(R) Index and the peer group index and that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------
                             1/8/98   12/30/98   12/31/99   12/27/00   12/26/01
-------------------------------------------------------------------------------
Russell 2000(R) Index (1)      100       97.6     121.29     116.58     120.90
Peer Group Index (2)           100       85.6       50.9       72.8     107.55
Advantica                      100       53.4       17.5        5.0        5.7

---------------

(1) A broad equity market index of 2,000 companies (including Advantica, through May 31, 2000). The average market capitalization of companies within the index was approximately $580 million with the median market capitalization being approximately $466 million.

(2) This peer group index consists of the following six other leading public companies in the family-style restaurant category: Bob Evans Farms, Inc.
    (BOBE), CBRL Group, Inc. (CBRL), Friendly Ice Cream Corporation (FRND), IHOP Corp. (IHOP), Shoney's, Inc. (SHN) and VICORP Restaurants, Inc. (VRES) (which became privately held in May 2001).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 26, 2001, with the exception of (1) Mr. Miller who, due to a clerical error, failed to file two reports on Form 4 with respect to two purchases of Common Stock and (2) Aspen Advisors LLC which inadvertently failed to file two reports (a Form 3 and Form 5) with respect to the transaction resulting in its becoming a 10% owner of Common Stock and Aspen Partners, Aspen Capital Partners, L.P. and Nikos Hecht, which inadvertently failed to file a report on Form 3 with respect to the transaction resulting in their becoming 10% owners of Common Stock and two reports on Form 4 with respect to two additional transactions. The foregoing transactions by Aspen Advisors LLC, Aspen Partners, Aspen Capital Partners, LP and Mr. Hecht were subsequently reported on a late Form 5, filed on February 12, 2002.

                              CERTAIN TRANSACTIONS

     During Advantica's last fiscal year, except as otherwise described herein, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegraph or by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

DISCRETIONARY PROXY VOTING

     In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2003 STOCKHOLDER PROPOSALS

     In order for stockholder proposals intended to be presented at the year 2003 Annual Meeting of Stockholders to be eligible for inclusion in Advantica's proxy statement and the form of proxy for such meeting, they must be received by Advantica at its principal offices in Spartanburg, South Carolina no later than December 9, 2002. Regarding stockholder proposals intended to be presented at the year 2002 Annual Meeting but not included in Advantica's Proxy Statement, pursuant to Advantica Bylaws, written notice of such proposals, to be timely, must be received by Advantica no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

ELECTRONIC ACCESS TO FUTURE PROXY MATERIALS AND ANNUAL REPORTS

     Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by marking the appropriate box on your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold your Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a proxy card in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

                                   FORM 10-K

     A COPY OF THE COMPANY'S FORM 10-K AS FILED WITH THE SEC IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST DIRECTED TO KENNETH E. JONES, VICE PRESIDENT AND TREASURER, AT THE CORPORATE ADDRESS SET FORTH ABOVE.

                       (ADVANTICA RESTAURANT GROUP LOGO)

                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                                 Annual Meeting
                                of Stockholders
                                   to be held
                                  May 22, 2002

                                                                      APPENDIX I




       DENNY'S, INC. OMNIBUS INCENTIVE
       COMPENSATION PLAN FOR EXECUTIVES

       Advantica Restaurant Group Inc.

       Effective ____________, 2002

CONTENTS





--------------------------------------------------------------------------------
Article 1. Establishment, Objectives, and Duration                            1

Article 2. Definitions                                                        1

Article 3. Administration                                                     6

Article 4. Shares Subject to the Plan and Maximum Awards                      6

Article 5. Eligibility and Participation                                      8

Article 6. Stock Options                                                      8

Article 7. Stock Appreciation Rights                                          9

Article 8. Restricted Stock and Restricted Stock Units                       11

Article 9. Performance Units/Performance Shares                              12

Article 10. Cash-Based Awards and Stock Awards                               13

Article 11. Performance Measures                                             14

Article 12. Annual Incentive Awards                                          15

Article 13. Deferrals                                                        15

Article 14. Rights of Employees                                              16

Article 15. Change in Control                                                16

Article 16. Amendment, Modification, Suspension, and Termination             17

Article 17. Withholding                                                      18

Article 18. Indemnification                                                  18

Article 19. Successors                                                       18

Article 20. General Provisions                                               18

DENNY'S, INC.
OMNIBUS INCENTIVE COMPENSATION PLAN FOR EXECUTIVES

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

      1.1 ESTABLISHMENT. Advantica Restaurant Group Inc, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives" (hereinafter referred to as the "Plan"), as set forth in this document.

      The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, and Annual Incentive Awards.

      Subject to approval by the Company's stockholders, the Plan shall become effective as of [EFFECTIVE DATE], 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

      1.2 OBJECTIVES OF THE PLAN. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

      1.3 DURATION OF THE PLAN. The Plan shall commence as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

      2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      2.2 "ANNUAL INCENTIVE AWARD" means an Award granted to a Participant as described in Article 12 herein.

      2.3 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Stock Awards, or Annual Incentive Awards.

      2.4 "AWARD AGREEMENT" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

      2.5 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      2.7 "CASH-BASED AWARD" means an Award granted to a Participant as described in Article 10 herein.

      2.8 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

            (a) Any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing thirty percent (30%) or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities; or

            (b) The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of Directors of the Company then serving: individuals who, on the Effective Date hereof, constitute the Board of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14A-11 of the Exchange Act)) whose appointment or election by the Board of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's Directors then still in office who either were Directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved; or

            (c) The consummation of an agreement, including obtaining all necessary governmental approvals, in which the Company agrees to merge or consolidate with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.7(b) above constitute more than one-half (1/2) of the members of the Board of Directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30%) or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

            (d) The consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

            (e) The adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Company.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

            Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

      2.9 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.10 "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein.

      2.11 "COMPANY" means Advantica Restaurant Group Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

      2.12 "COVERED EMPLOYEE" means a Participant who, as of the anticipated date of vesting and/or payout of an Award, as applicable, is reasonably believed to be one of the group of "covered employees," as defined in Code Section 162(m), or any successor statute, and the regulations promulgated under Code Section 162(m).

      2.13 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

      2.14 "DISABILITY" shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant, and if no such disability plan exists, then at the discretion of the Committee.

      2.15 "EMPLOYEE" means any employee of the Company or any of its Subsidiaries or Affiliates provided such Subsidiary or Affiliate has been designated by the Board as eligible to receive Awards under the Plan.

      2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.17 "FAIR MARKET VALUE" means with respect to a Share as of a given date, the closing sales price of the Share on the NASDAQ Stock Market (or other national securities exchange with respect to where such Share is listed) on the date in question (or, if no sales of Shares were made on said exchange on such date, on the next preceding day on which sales were made on such exchange).

      2.18 "FISCAL YEAR" means the year commencing on January 1 and ending December 31.

      2.19 "FREESTANDING SAR" means an SAR that is granted independently of any Options as described in Article 7 herein.

      2.20 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

      2.21 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director, or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under
            Section 16 of the Exchange Act.

      2.22 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

      2.23 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

      2.24 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.25 "PARTICIPANT" means an Employee who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

      2.26 "PERFORMANCE-BASED AWARD" means an Award that qualifies as Performance-Based Compensation.

      2.27 "PERFORMANCE-BASED COMPENSATION" means the Award is qualified as performance-based compensation under Code Section 162(m).

      2.28 "PERFORMANCE MEASURES" means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance Based Compensation.

      2.29 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

      2.30 "PERFORMANCE SHARE" means an Award granted to a Participant as described in Article 9 herein.

      2.31 "PERFORMANCE UNIT" means an Award granted to a Participant as described in Article 9 herein.

      2.32 "PERIOD OF RESTRICTION" means the period when the Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), as provided in Article 8 herein.

      2.33 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.34 "RESTRICTED STOCK" means an Award granted to a Participant as described in Article 8 herein.

      2.35 "RESTRICTED STOCK UNIT" means an Award granted to a Participant as described in Article 8 herein.

      2.36 "RETIREMENT" means the voluntary termination of employment from the Company or any of its Subsidiaries for any reason other than a leave of absence, death or Disability on or after the attainment of the age of fifty-five (55).

      2.37 "SHARES" means the common stock of the Company, $.01 par value per share.

      2.38 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

      2.39 "STOCK AWARD" means an Award granted to a Participant as described in Section 10.7 herein.

      2.40 "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

      2.41 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

      3.1 GENERAL. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Board or by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.

      3.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; and, establish, amend, or waive rules and regulations for the Plan's administration. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan.

      3.3 DELEGATION. The Board may, by resolution, authorize one or more officers of the Company to do one or both of the following: (i) designate officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards; and (ii) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of rights and/or Options such officer or officers may Award.

      3.4 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be three million two hundred thousand (3,200,000), as well as any Shares available, as of the Effective Date of this Plan, under the Advantica Stock Option Plan.

      No more than one million (1,000,000) of the Shares may be granted in the form of Awards other than in the form of Options or SARs. The Board shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

      Unless and until the Board determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following rules ("Award Limits") shall apply to grants of such Awards under the
Plan:

      (a) OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one single Participant shall be one million five hundred thousand (1,500,000).

      (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one single Participant shall be one million five hundred thousand (1,500,000).

      (c) RESTRICTED STOCK/UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000 shares).

      (d) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate grant with respect to Awards of Performance Shares made in any one Fiscal Year to any one Participant shall be equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

      (e) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed in value one million five hundred thousand dollars ($1,500,000) determined as of the date of vesting or payout, as applicable.

      (f) STOCK AWARDS. The maximum aggregate grant with respect to Awards of Stock Awards granted in any one Fiscal Year to any one Participant shall be two hundred fifty thousand (250,000 shares).

      4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Award Limits, the Fair Market Value of the Shares, and other value determinations applicable to outstanding Awards.

      Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

      In addition, other than with respect to Options, Stock Appreciation Rights, and other Awards intended to constitute Performance-Based Awards, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees.

      5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

      6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

      6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO, or an NQSO.

      6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall no be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted.

      6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no NQSO shall be exercisable later than the tenth (10th) anniversary date of its grant.

      6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

      The Board also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

      Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

      6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.8 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination.

      6.9 TRANSFERABILITY OF OPTIONS.

      (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

      6.10 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

ARTICLE 7. STOCK APPRECIATION RIGHTS

      7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

      Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

      7.2 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

      7.3 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

      7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

      7.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      7.6 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

      (b)   The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      8.1 GRANT OF RESTRICTED STOCK/UNITS. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

      8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other provisions as the Board shall determine.

      8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

      8.4 OTHER RESTRICTIONS. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals or Performance Measures, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

      To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion, shall determine.

      8.5 VOTING RIGHTS. To the extent permitted, or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

      8.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      8.8 SECTION 83(B) ELECTION. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under
Section 83(b) of the Code. If a Participant makes an election pursuant to
Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

      9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

      9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

      9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

      9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan the Board, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. At the discretion of the Board, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

      9.6 TERMINATION OF EMPLOYMENT. In the event the employment terminates for any reason, including by reason of death, Disability, or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

      9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 10. CASH-BASED AWARDS AND STOCK AWARDS

      10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

      10.2 VALUE OF CASH-BASED AWARDS. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Cash-Based Awards that will be paid out to the Participant.

      10.3 EARNING OF CASH-BASED AWARDS. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined by the Board.

      10.4 FORM AND TIMING OF PAYMENT OF CASH-BASED AWARDS. Payment of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      10.5 TERMINATION OF EMPLOYMENT. In the event the employment terminates for any reason, including by reason of death, Disability, or Retirement, all Cash-Based Awards and Stock Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

      10.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

      10.7 STOCK AWARDS. The Board may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Board shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE 11. PERFORMANCE MEASURES

      Performance measures:

      (a)   Net earnings;
      (b)   Earnings per share;
      (c)   Net sales growth;
      (d)   Net income (before or after taxes);
      (e)   Net operating profit;
      (f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);
      (g) Cash flow (including, but not limited to, operating cash flow and free cash flow);
      (h) Cash flow return on investments, which equals net cash flows divided by owner's equity;
      (i) Earnings before or after taxes, interest, depreciation and/or amortization;
      (j)   Internal rate of return or increase in net present value;
      (k)   Dividend payments to parent;
      (l)   Gross margins;
      (m)   Gross margins minus expenses;
      (n)   Operating margin;
      (o) Share price (including, but not limited to, growth measures and total shareholder return);
      (p)   Expense targets;
      (q) Working capital targets relating to inventory and/or accounts receivable;
      (r) Planning accuracy (as measured by comparing planned results to actual results);
      (s)   Comparisons to various stock market indices;
      (t)   Comparisons to the performance of other companies;
      (u)   Same-store sales;
      (v)   Customer counts;
      (w)   Customer satisfaction; and
      (x)   EVA(R).

      For purposes of this Plan, EVA means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Board in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.).

      Any Performance measures may be used to measure the performance of the Company as a whole or any business unit of the Company.

      The Board may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

      In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12. ANNUAL INCENTIVE AWARDS

      The Board may designate Company executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to five percent (5%) of the company's consolidated operating earnings for the calendar year. The Board shall allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

      For purposes of this Article 12, "Extraordinary Items" shall mean (i) extraordinary, unusual and/or nonrecurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company's annual report.

      As soon as possible after the determination of the incentive pool for a Plan year, the Board shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant's incentive award then shall be determined by the Board based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

ARTICLE 13. DEFERRALS

      The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards, and Stock Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 14. RIGHTS OF EMPLOYEES

      14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

      Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or any Subsidiary or Affiliate, and, accordingly, subject to Sections 16.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary or Affiliate for severance payments.

      14.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      14.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

SECTION 15. CHANGE IN CONTROL

      Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

      (a) With respect to Options, SARs, and time-vested Restricted Stock and Restricted Stock Units, in the event of any merger, consolidation, or reorganization of the Company with or into another corporation, other than a merger, consolidation, or reorganization in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash, or other property, or any combination thereof, there shall be substituted on an equitable basis as determined by the Committee in its discretion, for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash, or other property to which holders of Shares will be entitled pursuant to the transaction; provided however, that with respect to unvested Awards, if the conversion or exchange is for cash or other nonmarketable securities or property, then such Awards shall be cashed out for the Spread Value of such outstanding unvested Awards; for purposes of the immediately preceding sentence, the "Spread Value" shall be equal to the value of a Share as set forth in the merger agreement and the exercise price of the Award multiplied by the number of outstanding unvested Awards. Further, as pertains to Options and SARs, the Committee in its discretion shall make any other equitable adjustments (including, but not limited to, the exercise price) to preserve the economic value of the Awards. If a Participant's employment is involuntarily terminated within twenty-four (24) months of a Change in Control, then such Participant's outstanding Options, SARs, and time vested Restricted Stock and Restricted Stock Units shall immediately vest; furthermore, with respect to Options and SARs, once vested they shall become exercisable, and shall continue to be exercisable until the earlier to occur of: (i) sixty
            (60) months after the termination of employment; or (ii) the expiration of the Option Term or SAR Term, as the case may be;

      (b) Annual Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

      (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control. The vesting of all Awards shall be accelerated as of the effective date of the Change in Control, and there shall be pro rata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon an assumed achievement of all relevant targeted performance goals or Performance Measures and upon the length of time within the Performance Period that has elapsed prior to the Change in Control.

ARTICLE 16. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

      16.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

      16.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      16.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 17. WITHHOLDING

      17.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

ARTICLE 18. INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by Statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 19. SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20. GENERAL PROVISIONS

      20.1 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

      20.2 LEGEND. The Board may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition, to any legend required by this Plan, the certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

      20.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      20.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      20.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

      20.6 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

      20.7 LISTING. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

      20.8 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

      (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

      (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      20.9 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      20.10 INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      20.11 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:

      (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

      (b) Determine which Employees outside the United States are eligible to participate in the Plan;

      (c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

      (d) Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.11 by the Board shall be attached to this Plan document as Appendices; and

      (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

      20.12 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      20.13 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

      The Plan is not intended to be subject to ERISA.

      20.14 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      20.15 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, county of New Castle, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints Charles F. Moran and Nelson J. Marchioli as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 26, 2002 at the Annual Meeting of Stockholders to be held on May 22, 2002 or any adjournment thereof.

       (Continued, and to be marked, dated and signed on the other side.)


--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -



            Access to Advantica stockholder account information and other stockholder services are now available on the Internet!

                 Visit Continental Stock Transfer's website at

                            www.continentalstock.com

                  for their new Internet Stockholder Service -
                                 ContinentaLink

Through this new service, stockholders can select a Personal Identification Number or "PIN" to secure access to personal stockholder records. With a PIN, stockholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this new service, visit the website listed above. From the home page, select ContinentaLink Full Service. From there, you can either Test Drive the service (choose "Test Drive" button) or you can Sign-Up (choose "Sign-Up" button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your stockholder records the following day.

PROXY BY MAIL                                                    Please mark
                       ADVANTICA RESTAURANT GROUP, INC.          your votes  [X]
                             203 East Main Street                like this
                            Spartanburg, SC 29319

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                   WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. To elect seven (7) directors
                                                                        WITHHELD
Nominees:                                                      FOR      FOR ALL

01 Vera K. Farris        05 Charles F. Moran                   [ ]        [ ]
02 Nelson J. Marchioli   06 Elizabeth A. Sanders
03 Robert E. Marks       07 Donald R. Shepherd
04 Lloyd I. Miller, III

  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                           FOR  AGAINST  ABSTAIN
2. A proposal to ratify the Board of Directors' selection  [ ]    [ ]      [ ]
   of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries
   (collectively, the "Company") for the year 2002.

3. A proposal to approve Advantica's 2002 Incentive        [ ]    [ ]      [ ]
   Program for employees.

4. A proposal to approve the Denny's, Inc. Omnibus         [ ]    [ ]      [ ]
   Incentive Compensation Plan for Executives.

5. To transact such other business as may properly come before the meeting.

I agree to access future proxy statements and annual       YES    NO
reports over the Internet.                                 [ ]    [ ]

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:

Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

SECURITY CODE

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints Charles F. Moran and Nelson J. Marchioli as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 26, 2002 at the Annual Meeting of Stockholders to be held on May 22, 2002 or any adjournment thereof.

       (Continued, and to be marked, dated and signed on the other side.)


--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -





                       THIS AREA INTENTIONALLY LEFT BLANK

PROXY BY MAIL                                                    Please mark
                       ADVANTICA RESTAURANT GROUP, INC.          your votes  [X]
                             203 East Main Street                like this
                            Spartanburg, SC 29319

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED OR IF YOUR
    PROXY IS NOT PROPERLY COMPLETED AND RECEIVED BY MAY 17, 2002, YOUR SHARES
         WILL BE VOTED BY THE PLAN TRUSTEE "FOR" PROPOSALS 1, 2, 3 and 4.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. To elect seven (7) directors
                                                                        WITHHELD
Nominees:                                                      FOR      FOR ALL
01 Vera K. Farris        05 Charles F. Moran                   [ ]        [ ]
02 Nelson J. Marchioli   06 Elizabeth A. Sanders
03 Robert E. Marks       07 Donald R. Shepherd
04 Lloyd I. Miller, III


  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                          FOR  AGAINST  ABSTAIN
2. A proposal to ratify the Board of Directors' selection [ ]    [ ]      [ ]
   of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries
   (collectively, the "Company") for the year 2002.

3. A proposal to approve Advantica's 2002 Incentive       [ ]    [ ]      [ ]
   Program for employees.

4. A proposal to approve the Denny's, Inc. Omnibus        [ ]    [ ]      [ ]
   Incentive Compensation Plan for Executives.

5. To transact such other business as may properly come before the meeting.

I agree to access future proxy statements and annual      YES    NO
reports over the Internet.                                [ ]    [ ]

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:

Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY